As filed with the Securities and Exchange Commission on March 6, 2023

Registration No. 333-263883

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-1 on
FORM S-3
UNDER
THE SECURITIES ACT OF 1933

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	85-3475290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

106 Glendale Drive, Suite A
Lead, SD 57754
Telephone: (605) 717-2540
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff N. Faillers, P.C.
241 Ridge Street Ste 210
Reno, NV 89501
Telephone: (775) 786-9494
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael J. Hong
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001-8602
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement on Form S-3 constitutes a post-effective amendment to our registration statement on Form S-1 (Registration No. 333-263883)(the “Initial Registration Statement”). The Initial Registration Statement on Form S-1 was declared effective on May 16, 2022. We are filing this post-effective amendment on Form S-3 for the purpose of converting the Initial Registration Statement on Form S-1 into a Registration Statement on Form S-3 because we are eligible to use Form S-3. This registration statement on Form S-3 contains an updated prospectus relating to the shares that were registered for issuance on the Initial Registration Statement on Form S-1.

All filing fees payable in connection with the registration of the shares registered by the Initial Registration Statement on Form S-1 were paid by the registrant at the time of the initial filing of such registration statement. No additional securities are registered hereby.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 6, 2023

PROSPECTUS

Dakota Gold Corp.
Up to 7,453,379 shares of common stock

This prospectus relates to the issuance by Dakota Gold Corp. (the “Company”) of up to 7,453,379 shares of common stock, par value $0.001 per share, that are issuable upon the exercise of the Private Placement Warrants (as defined under “About this Prospectus”). Each Private Placement Warrant entitles the holder thereof to purchase, upon exercise, one share of the Company’s common stock for $2.08 per share for a period commencing upon the effectiveness of the Initial Registration Statement relating to the Private Placement Warrants and expiring on March 15, 2026.

The Company would receive approximately $15.5 million from the exercise in full of all of the Private Placement Warrants. To the extent the Private Placement Warrants are not exercised and expire, the amount of proceeds the Company would otherwise receive will decrease. Further, following the exercise of the Private Placement Warrants, the Company will not receive proceeds from any subsequent sale of the shares of common stock underlying the Private Placement Warrants. The registration of the shares of common stock covered by this prospectus does not mean that the Company will issue, offer or sell, as applicable, any of such shares.

The Company’s common stock is traded on the NYSE American stock exchange under the symbol “DC”.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As such, the Company has elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

An investment in the Company’s common stock is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023.

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ABOUT THIS PROSPECTUS

The Private Placement Warrants

In 2020 and early 2021, pursuant to private placements in compliance with Rule 506(c) of the Securities Act of 1933, as amended (the “Securities Act”), the Company issued warrants (the “Private Placement Warrants”) to acquire an aggregate of up to 7,453,379 shares of its common stock. Each Private Placement Warrant entitles the holder thereof to purchase, upon exercise, one share of the Company’s common stock for $2.08 per share for a period commencing upon the effectiveness of the Initial Registration Statement relating to the Private Placement Warrants and expiring on March 15, 2026.

This registration statement relates to the offer and sale of an aggregate of 7,453,379 shares of common stock of the Company from time to time upon exercise of the Private Placement Warrants.

The Transactions

On September 10, 2021, the Company and Dakota Territory Resource Corp. (“Dakota Territory”) entered into an Amended and Restated Agreement and Plan of Merger (as amended from time to time, the “merger agreement”). On March 31, 2022, pursuant to the merger agreement, the Company acquired Dakota Territory, which became a wholly-owned subsidiary of the Company. Each Dakota Territory stockholder (other than the Company) received one share of Company common stock for each share of Dakota Territory common stock held at the time of closing. As a result, immediately following the closing, the outstanding common stock of the combined company was owned 51% by the Company’s pre-transaction stockholders and 49% by Dakota Territory’s pre-transaction stockholders. Unless the context requires otherwise, references herein to the “transactions” mean the transactions contemplated by the merger agreement, taken as a whole.

Prior to the completion of the transactions, the Company, which previously had been named “JR Resources Corp.,” changed its name to “Dakota Gold Corp.” In connection with the transactions, the Company’s common stock was listed on the NYSE American stock exchange (the “NYSE American”) and now trades under the symbol “DC”.

Reverse Stock Split

On March 8, 2022, prior to the consummation of the transactions, the Company completed a reverse split of its common stock on a 1 for 35,641,667 / 49,398,602 basis. In this prospectus, unless expressly indicated otherwise, information with respect to the Company’s shares is presented after giving effect to the reverse stock split.

Additional Information

For additional information, see “Where You Can Find More Information” beginning on page 9.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, issue the securities described in this prospectus.

We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement as well as the documents incorporated by reference into this prospectus or any prospectus supplement before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Dakota Gold Corp., a Nevada corporation, and its consolidated subsidiaries taken as a whole.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains or may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning our anticipated results and developments of our operations in future periods, planned exploration and development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, “anticipates”, “plans”, “estimates” or “intends”, the negatives thereof, variations thereon and similar expressions, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks associated with lack of defined resources that are not SEC S-K 1300 Compliant Reserves, and may never be,
•	risks associated with our history of losses and need for additional financing,
•	risks associated with its limited operating history,
•	risks associated with its properties all being in the exploration stage,
•	risks associated with its lack of history in producing metals from its properties,
•	risks associated with its need for additional financing to develop a producing mine, if warranted,
•	risks associated with its exploration activities not being commercially successful,
•	risks associated with ownership of surface rights at its properties located in the Homestake District of South Dakota,
•	risks associated with increased costs affecting its financial condition,
•	risks associated with a shortage of equipment and supplies adversely affecting its ability to operate,
•	risks associated with mining and mineral exploration being inherently dangerous,
•	risks associated with mineralization estimates,
•	risks associated with changes in mineralization estimates affecting the economic viability of its properties,
•	risks associated with uninsured risks,
•	risks associated with mineral operations being subject to market forces beyond its control,
•	risks associated with fluctuations in commodity prices,
•	risks associated with permitting, licenses and approval processes,
•	risks associated with governmental and environmental regulations,
•	risks associated with future legislation regarding the mining industry and climate change,
•	risks associated with potential environmental lawsuits,

•	risks associated with its land reclamation requirements,
•	risks associated with gold mining presenting potential health risks,
•	risks associated with possible amendments to mining laws, mineral withdrawals of similar actions,
•	risks associated with any material weaknesses that have been identified in our internal controls over financial reporting,
•	risks associated with the COVID-19 pandemic,
•	risks associated with cybersecurity and cyber-attacks,
•	risks related to title in its properties,
•	risks related to competition in the gold and silver mining industries,
•	risks related to economic conditions,
•	risks related to its ability to manage growth,
•	risks related to the potential difficulty of attracting and retaining qualified personnel,
•	risks related to its dependence on key personnel,
•	risks related to its SEC filing history, and
•	risks related to its securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this document by the foregoing cautionary statements.

THE OFFERING

The registration statement of which this prospectus forms a part registers the issuance of up to 7,453,379 shares of the Company’s common stock issuable from time to time upon exercise of the Private Placement Warrants. Before investing in the Company’s securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 6.

Issuer	Dakota Gold Corp.
Shares of Common Stock Outstanding Prior to Exercise of any Private Placement Warrants	73,406,128 shares
Shares of Common Stock to be Issued upon Exercise of all Private Placement Warrants	7,453,379 shares
Exercise Price of the Private Placement Warrants	$2.08 per share
Exercise Period	Commencing upon the effectiveness of the Initial Registration Statement relating to the Private Placement Warrants and expiring on March 15, 2026.
Use of Proceeds	The Company intends to use the net proceeds from exercises of the Private Placement Warrants for general corporate purposes, which may include acquisitions or other strategic investments, repayment of outstanding indebtedness, capital expenditures or working capital purposes. See “Use of Proceeds” beginning on page 6.
Plan of Distribution	The common stock registered hereunder may be issued from time to time upon exercise of the Private Placement Warrants. See “Plan of Distribution” beginning on page 7.
NYSE American Listing	The Company’s common stock is traded on the NYSE American under the symbol “DC”.

The number of shares of common stock shown to be outstanding prior to exercise of any Private Placement Warrants is based on 73,406,128 shares of the Company’s common stock outstanding as of March 3, 2023. Such number does not include shares of common stock underlying outstanding warrants or options or shares of common stock reserved for issuance under equity incentive plans.

DAKOTA GOLD CORP.

We are engaged in the business of acquisition and exploration of mineral properties within the Homestake Gold District of the Black Hills of South Dakota. To date, while no development or mining activities have commenced, our strategy is to move projects from exploration to development and finally into production as results of exploration may dictate. Our management and technical teams have extensive mining and exploration experience, much of it in the Homestake District, and we intend to leverage our experience together with our business presence in South Dakota to create value for our stakeholders.

Our principal executive offices are located at 106 Glendale Drive, Suite A, Lead, South Dakota, 57754 and our telephone number at that address is (605) 717-2540. Our web site address is www.dakotagoldcorp.com. Information on our website is not incorporated in this prospectus supplement and is not part of this prospectus supplement, unless otherwise stated.

Dakota Gold Corp. is a Nevada corporation that was formed in British Columbia, Canada in 2017 and continued to Nevada in 2020.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Each Private Placement Warrant entitles the holder thereof to purchase, upon exercise, one share of the Company’s common stock for $2.08 per share for a period commencing upon the effectiveness of the Initial Registration Statement relating to the Private Placement Warrants and expiring on March 15, 2026.

The Company would receive approximately $15.5 million from the exercise in full of all of the Private Placement Warrants. To the extent the Private Placement Warrants are not exercised and expire, the amount of proceeds the Company would otherwise receive will decrease. Further, following the exercise of the Private Placement Warrants, the Company will not receive proceeds from any subsequent sale of the shares of common stock underlying the Private Placement Warrants. The registration of the shares of common stock covered by this prospectus does not mean that the Company will issue, offer or sell, as applicable, any of such shares.

Unless the Company informs you otherwise, the Company intends to use the net proceeds from exercises of the Private Placement Warrants for general corporate purposes, which may include acquisitions or other strategic investments, capital expenditures or working capital purposes. The Company’s management will have broad discretion over the use of proceeds from the exercise of the Private Placement Warrants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock underlying the Private Placement Warrants offered hereby is determined by reference to the exercise price of the Private Placement Warrants of $2.08 per share.

DILUTION

We are offering 7,453,379 shares of common stock issuable upon exercise of the Private Placement Warrants. To the extent the Private Placement Warrants are exercised, existing stockholders will experience dilution to their ownership interests in the Company.

PLAN OF DISTRIBUTION

The Company is registering the shares of common stock issuable from time to time upon exercise of the Private Placement Warrants and will bear all fees and expenses incident to the registration of such shares. The Company would receive approximately $15.5 million from the exercise in full of all of the Private Placement Warrants. To the extent the Private Placement Warrants are not exercised and expire, the amount of proceeds the Company would otherwise receive will decrease. Further, following the exercise of the Private Placement Warrants, the Company will not receive proceeds from any subsequent sale of the shares of common stock underlying the Private Placement Warrants.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as amended, and our amended and restated bylaws, as may be amended from time to time.

As of March 3, 2023, our authorized capital stock consisted of 144,302,330 shares of common stock, par value $0.001 per share. As of March 3, 2023, there were 73,406,128 shares of our common stock issued and outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action (other than an amendment to the Articles of Incorporation) requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented.

Dividends

The holders of common stock are titled to receive dividends, if declared by our board, out of funds legally available.

Liquidation

In the event of liquidation, dissolution or winding up of our affairs, the holders of common stock are titled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

The transfer agent and registrar for our common stock is Odyssey Trust Company. Its address is 350 - 409 Granville St, Vancouver, BC, V6C 1T2, Canada. Our common stock is listed on the NYSE American under the symbol “DC.”

Nevada Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of March 3, 2023, we have less than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation, as amended, and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:

•	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the whole Board;
•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);
•	provide that special meetings of our stockholders may be called only by the board of directors; and
•	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Erwin Thompson Faillers.

EXPERTS

The consolidated financial statements of Dakota Gold Corp. as of and for the years ended March 31, 2022 and 2021, incorporated in this Prospectus by reference from the Dakota Gold Corp. Annual Report on Form 10-K for the year ended March 31, 2022, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as set forth in their report thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.dakotagoldcorp.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.dakotagoldcorp.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on June 28, 2022;
•	our Quarterly Reports on Form 10-Q for the three months ended June 30, 2022, filed with the SEC on August 10, 2022 and for the six months ended September 30, 2022, filed with the SEC on November 9, 2022;
•	our Current Reports on Form 8-K filed with the SEC on June 7, 2022, July 13, 2022, August 25, 2022, September 13, 2022, October 24, 2022, November 14, 2022 and February 23, 2023; and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 31, 2022.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Dakota Gold Corp.
Attention: Corporate Secretary
106 Glendale Drive, Suite A, Lead, South Dakota, 57754
(605) 906-8363

You may also access the documents incorporated by reference in this prospectus through our website at www.dakotagoldcorp.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to 7,453,379 shares of common stock

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

SEC Registration Fee		$1,468.43	(1)
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Fees and Expenses		*
Total	$	*

(1) All SEC registration fees payable in connection with the registration of the securities registered hereunder were previously paid.

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action.

Item 16. Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger among Dakota Territory Resource Corp., DGC Merger Sub I Inc., DGC Merger Sub II LLC and the Registrant, dated September 10, 2021 (incorporated by reference to the Registrant’s Registration Statement on Form S-4, filed February 1, 2022)

2.2	Amendment to Agreement and Plan of Merger among Dakota Territory Resource Corp., the Registrant, DGC Merger Sub I Inc. and DGC Merger Sub II LLC, dated December 17, 2021 (incorporated by reference to the Registrant’s Registration Statement on Form S-4, filed February 1, 2022)

3.1	Articles of Incorporation of Dakota Gold Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Form S-1 filed on March 28, 2022)

3.2	Certificate of Change Pursuant to NRS 78.209 to Articles of Incorporation of Dakota Gold Corp. (incorporated by reference to the Registration Statement on Form S-1 filed on March 28, 2022)

3.3	Certificate of Amendment to Articles of Incorporation of Dakota Gold Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 5, 2022)

3.4	Amended and Restated Bylaws of Dakota Gold Corp. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 5, 2022)

4.1	Form of Common Stock Warrant of the Registrant (incorporated by reference from Exhibit 4.1 to the Company’s Form S-1 filed on May 6, 2022)

5.1	Opinion of Erwin Thompson Faillers

23.1	Consent of Erwin Thompson Faillers (included in Exhibit 5.1 hereto)

23.2	Consent of Ham, Langston & Brezina, L.L.P., independent registered public accounting firm of Dakota Gold Corp.

24.1	Power of Attorney (included in the signature page)

107	Filing Fee Table

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 6, 2023.

DAKOTA GOLD CORP.

By:	/s/ Jonathan Awde
	Name:	Jonathan Awde
	Title:	Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Awde and Daniel Cherniak and each of them, his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her or its and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jonathan Awde	Chief Executive Officer,	March 6, 2023
Jonathan Awde	(Principal Executive Officer) and Director

/s/ Shawn Campbell	Chief Financial Officer	March 6, 2023
Shawn Campbell	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gerald Aberle	Chief Operating Officer and Director	March 6, 2023
Gerald Aberle

/s/ Robert Quartermain	Director	March 6, 2023
Robert Quartermain

/s/ Stephen O’Rourke	Director	March 6, 2023
Stephen O’Rourke

/s/ Jennifer Grafton	Director	March 6, 2023
Jennifer Grafton

/s/ Amy Koenig	Director	March 6, 2023
Amy Koenig

/s/ Alice Schroeder	Director	March 6, 2023
Alice Schroeder